Exhibit 32.1
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned officers of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge: (i) the Form 10-K/A of the Company (the “Report”) for the period ended March 31, 2010, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in this report.

/s/ JON FELTHEIMER
Jon Feltheimer
Chief Executive Officer

Date: July 29, 2010

/s/ JAMES KEEGAN
James Keegan
Chief Financial Officer

Date: July 29, 2010

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